UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

AMEREX GROUP, INC.
 (Exact name of registrant as specified in its charter)

Oklahoma	000-13118	20-4898182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 N. Peoria Avenue, Tulsa, OK	74106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 858-1050

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement.

Effective December 31, 2007, Amerex Group, Inc. (the “Company) has entered into an agreement to amend certain material definitive agreements.

As previously reported, on August 31, 2006, the Company entered into an agreement with CAMOFI Master LDC for a line of credit (the “Revolver”) with a maximum borrowing equal to the lesser of $1.5 million or 80% of account receivables aged less than 90 days in consideration for the issuance to CAMOFI Master LDC of a five-year warrant to purchase 750,000 shares of our common stock at an exercise price of $0.01 per share. This line of credit is secured by our accounts receivable. The Company was default of its agreement as of September 30, 2007.

Also as previously reported, the Company entered into 10% Senior Secured Convertible Notes (the “Notes”) dated November 21, 2005, with CAMOFI MASTER LDC and a limited number of Qualified Institutional Investors. The stated principal of the Notes was $6,000,000, which was increased to $6,800,000 on February 23, 2006. The Notes are convertible at any time into common stock at a fixed conversion price of $0.50 per share, subject to downward adjustment for any subsequent equity transactions at prices less than $0.50 per share. In connection with the issuance of the Notes, the holders of the Notes were issued five-year warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.01 per share. The warrants are exercisable on a cashless basis and include certain anti-dilution provisions. When the Notes were amended to increase the outstanding principal to $6,800,000, the number of warrants issued was increased to 2,266,667.

The Notes and certain related agreements have been amended as follows:

1.	The Maturity Date of the Notes shall be changed from November 21, 2007, to November 21, 2010, or such earlier date as the Notes are required or permitted to be repaid as provided thereunder.

2.	The interest payments pursuant due on January 1, 2008, February 1, 2008, and March 1, 2008, shall be deferred until April 1, 2008, at which time such full amounts as well as the April 1, 2008, interest payment shall be due and payable.

3.	The interest rate shall increase from 10% payable in cash to 10% payable in cash and 2% payable in additional Notes.

4.	The aggregate principal balance of the Note and the Revolver shall remain the same. The Company shall issue a new Note to CAMOFI in principal amount of $2,027,123 (the “New Note”) having the same terms as the outstanding Note.

5.	Covenants on the Note shall be added to include limitations on indebtedness, liens, dividends, transactions with affiliates, and will require that the Company have at a minimum monthly EBITDA of $400,000 for the month ended August 31, 2008, and for each of the remaining months through the end of 2008 as well as a minimum annual EBITDA of $2,500,000 for each of the years ended December 31, 2008, and December 31, 2009.

6.	The definition of “Monthly Redemption Amount” in the Notes is hereby deleted in its entirety and the following new definition is substituted in lieu thereof.

“Monthly Redemption Amount” shall mean, as to a Monthly Redemption in respect of the Notes and the New Note, $250,000. In the event that CAMOFI receives a minimum of $3,000,000 in respect of the sale of the Kaiser facility and other excess real estate assets, including, without limitation, its Harrison County, Texas property, the Monthly Redemption Amount shall be reduced to $150,000. All such amounts shall be made proportionally to the amounts outstanding under the Notes and the New Note, respectively.

7.	The definition of “Monthly Redemption Date” in the Notes is deleted in its entirety and the following new definition is substituted in lieu thereof.

“Monthly Redemption Date” means the first day of each month, commencing on the first day of August 1, 2008, unless sooner as provided herein.

8.	The Company shall promptly pay to CAMOFI 100% of any proceeds that it receives as a result of the sale of its Kaiser facility and other excess real estate assets, including, without limitation, its Harrison County, Texas property. In addition, the Company shall pay the $400,000 currently held in escrow for the closure of the injection wells on its Kaiser facility. Such proceeds shall be applied to repay the Notes at the price set forth in Section 2(f), (i.e., 115%) of the Note. Agents to sell such assets will be retained by no later than January 15, 2008 and all such assets will be in contract to be sold on terms satisfactory to CAMOFI by April 30, 2008 or sooner.

9.	There shall be added to the affirmative covenants of the Note a covenant by the Company to raise at least $2.5 million of equity on terms satisfactory to CAMOFI by March 31, 2008.

10.	The term “Filing Date” as such term is defined in the Registration Rights Agreement dated November 21, 2005, shall be amended to the earlier of (i) the filing of a registration statement in respect of the next offering by the Company of its equity securities and (ii) June 30, 2008. The term “Effectiveness Date” as such term is defined in the Registration Rights Agreement shall be amended to the earlier of (i) 90 days after the Filing Date and (ii) September 30, 2008. The term “Registrable Securities” as such term is defined in the Registration Rights Agreement shall be amended to include the equity underlying the New Note.

11.	Anything to the contrary in the Note or any other agreement notwithstanding, CAMOFI shall have the right to convert up to 100% of the Note into Common Stock. The Company shall give CAMOFI at least ten Business Days prior notice prior to any prepayments or repayments pursuant to the Note, during which time CAMOFI shall have the right to convert all or any portion of its Note into Common Stock.

12.	The Company shall promptly issue to CAMOFI 4.5% of the Company’s outstanding common stock. To the extent that the shares are not registered such shares will be included as “Registrable Securities” in the Registration Rights Agreement and included in the registration statement to be filed pursuant to such agreement.

13.	The Company agrees to extend the term of all of CAMOFI’s Warrants issued in connection with the Notes to five years from the date hereof.

14.	The Company shall make available to CAMOFI (or its representatives), its executive officers and its financial personnel for an on-site review of the financial condition of the Company (including a detailed analysis of its expenses). The Company shall reimburse CAMOFI for all costs and expenses related to such review.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

10.31	Letter Agreement between Amerex Group, Inc. CAMOFI dated December 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREX GROUP, INC.
By:	/s/ Nicholas J. Malino

Nicholas J. Malino
Chief Executive Officer

Date: January 7, 2008

Exhibit Index

Exhibit	Description

10.31	Letter Agreement between Amerex Group, Inc and CAMOFI dated December 19, 2007.